Exhibit 99.1

Kayne Anderson Energy Development Company Announces
Stockholder Approval of Proposal to Withdraw Election to be Treated
as a Business Development Company

HOUSTON--(BUSINESS WIRE)--July 1, 2010--Kayne Anderson Energy Development Company (NYSE:KED) (the “Company”) announced today that its stockholders approved a proposal to withdraw the Company’s election to be treated as a business development company (“BDC”).

With the withdrawal of its BDC election, the Company will be treated as a non-diversified closed-end management investment company (“closed-end fund”) under the Investment Company Act of 1940. To withdraw its BDC election, the Company plans to file Form N-54C with the Securities and Exchange Commission as soon as practicable. The withdrawal will be effective immediately upon receipt by the SEC.

The Company believes the withdrawal will be beneficial for the following reasons: (i) to provide the Company with more flexibility in meeting its investment objective, (ii) to ensure that the Company has the ability to obtain sources of leverage on reasonable terms, and (iii) to allow the Company to maintain adequate liquidity to repay a portion of its outstanding leverage in the event of a market downturn.

The Company’s investment objective will remain unchanged. In order to achieve its investment objective, the Company expects that, under normal market conditions, its portfolio investments will be comprised of private MLPs (50% to 70%), public MLPs (30% to 50%) and debt securities of public and private energy companies (0% to 20%). The withdrawal does not affect the Company’s distribution policy, tax status or the tax attributes of its distributions.

With the withdrawal of its BDC election, the Company’s investment management agreement with KA Fund Advisors, LLC (the “Adviser”) will be amended to remove the incentive management fee payable to the Adviser. There will be no change in the base management fee payable to the Adviser.

At the Company’s Annual Meeting of Stockholders the following proposals were also approved: (i) election of two directors, (ii) authorization to sell shares of common stock at a price below net asset value and (iii) the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

The Company is a non-diversified, closed-end investment company that is currently a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/